                                                                  EXHIBIT 11.1

                               UNISYS CORPORATION
                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)
                         (Millions, except share data)
Primary Earnings Per Common Share                       1995          1994
                                                     -----------   -----------
Average Number of Outstanding Common Shares          171,083,414   170,618,828
Additional Shares Assuming Exercise of Stock Options     902,171     2,169,494
                                                     -----------   -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                          171,985,585   172,788,322
                                                     ===========   ===========
Income From Continuing Operations Before
   Extraordinary Item                                     $ 71.9        $ 57.3
Dividends on Series A, B and C Preferred Stock            ( 59.9)       ( 60.1)
                                                          ------        ------
Primary Earnings on Common Shares Before Discontinued
   Operations and Extraordinary Item                        12.0         ( 2.8)
Income From Discontinued Operations                         12.5          60.3
Extraordinary Item                                                       ( 7.7)
                                                          ------        ------
Primary Earnings on Common Shares                         $ 24.5        $ 49.8
                                                          ======        ======
Primary Earnings Per Common Share
   Continuing Operations                                    $.07        $( .02)
   Discontinued Operations                                   .07           .35
   Extraordinary Item                                                    ( .04)
                                                          ------        ------
   Total                                                    $.14          $.29
                                                          ======        ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents               171,985,585   172,788,322
Additional Shares:
   Assuming Conversion of 8 1/4% Convertible Notes    33,697,387    33,698,698
   Attributable to Stock Options                          52,488       174,229
                                                     -----------   -----------
Common Shares Outstanding Assuming Full Dilution     205,735,460   206,661,249
                                                     ===========   ===========

Primary Earnings on Common Shares Before Discontinued
   Operations and Extraordinary Item                      $ 12.0        $( 2.8)
Interest Expense on 8 1/4% Convertible Notes,
   Net of Applicable Tax                                     8.9           8.9
                                                          ------        ------
Fully Diluted Earnings on Common Shares Before
   Discontinued Operations and Extraordinary Item           20.9           6.1
Income From Discontinued Operations                         12.5          60.3
Extraordinary Item                                                       ( 7.7)
                                                          ------        ------
Fully Diluted Earnings on Common Shares                    $33.4         $58.7
                                                          ======        ======

Fully Diluted Earnings per Common Share
   Continuing Operations                                   $ .10         $ .03
   Discontinued Operations                                   .06           .29
   Extraordinary Item                                                    ( .04)
                                                          ------        ------
   Total                                                   $ .16         $ .28
                                                          ======        ======

Earnings Per Common Share As Reported

Primary
   Continuing Operations                                   $ .07      $ ( .02)
   Discontinued Operations                                   .07          .35
   Extraordinary Item                                                   ( .04)
                                                          ------        ------
   Total                                                   $ .14        $ .29
                                                          ======        ======

Fully Diluted
   Continuing Operations                                   $ .07        $ .03
   Discontinued Operations                                   .07          .29
   Extraordinary Item                                                   ( .04)
                                                          ------        ------
   Total                                                   $ .14        $ .28
                                                          ======        ======
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